Exhibit I

                   T&D Materials Procurement Program Impact
                   TABLE 1 - Impact of Inventory Reductions

           Operating Company Warehouse Consolidation Impact - (000s)


                   SFI    ESI  Entergy-  Entergy-  Entergy- Entergy-Entergy-   Total
                                  AR        LA        NO       MS   GS

INVENTORY
- $
 Current
MDC                              $10,619    $9,318       $0  $5,745   $5,844   $31,526
Crew                              $4,824    $5,543   $7,607  $3,232   $5,229   $26,435
Center
                     -----------------------------------------------------------------
total                 $0         $15,443   $14,861   $7,607  $8,977  $11,073   $57,961
                     -----------------------------------------------------------------

 Proposed
MDC              $27,774                                                       $27,774
Crew                              $3,452    $3,977   $2,263  $1,484   $2,308   $13,484
Center
                 ---------------------------------------------------------------------
total            $27,774          $3,452    $3,977   $2,263  $1,484   $2,308   $41,258
                 ---------------------------------------------------------------------

  Total     (1)  $27,774       ($11,991) ($10,884) ($5,344) ($7,493) ($8,765) ($16,703)
                 =====================================================================



  CARRYING
 CHARGES -
         $

 Current               0          $1,421    $1,367     $700    $826   $1,019   $5,332

 Proposed         $2,555            $318      $366     $208    $137     $212   $3,796
                ---------------------------------------------------------------------
  Total     (2)   $2,555        ($1,103)  ($1,001)   ($492)  ($689)   ($806)  ($1,537)
                =====================================================================

NOTES:
   (1)     These are projected inventory cost reductions expected to be achieved no later than year end 1999.

   (2)     Annual carrying charges reductions, estimated at 9.2% simple interest, to be achieved subsequent to full implementation of inventory reductions.

                                                          Exhibit I - Continued

                   T&D Materials Procurement Program Impact
                    TABLE 2 - Impact of Manpower Reductions

          Operating Company Warehouse Consolidation Impact - (000's)

                 SFI     ESI   Entergy-Entergy-Entergy- Entergy- Entergy-  Total
                                  AR      LA       NO       MS    GS
MANPOWER -
FTEs
 Current
MDC                 0       0      22      19        6       16      24     87
Crew                0              17      10        9       16      24     76
Center
HQ                  0      61                                               61
                  ------------------------------------------------------------
total               0      61      39      29       15       32      48    224
                  ------------------------------------------------------------

 Proposed
MDC                 0      80       0       0        0        0       0     80
Crew                0       0       0       0        0        0       3      3
Center
HQ                  0      56       0       0        0        0       0     56
                  ------------------------------------------------------------
total               0     136       0       0        0        0       3    139
                  ------------------------------------------------------------

  Total             0      75    (39)    (29)     (15)     (32)    (45)    (85)
                  ============================================================
DOLLARS -
FTEs:

 Current            0   3,806   2,434   1,810      936    1,997   2,995  13,978

 Proposed           0   8,486       0       0        0        0     187   8,674
                  -------------------------------------------------------------
Costs (1)           0   4,680                                             4,680
Savings             0       0  (2,434) (1,810)    (936)  (1,997) (2,808) (9,984)
     ESI's             (4,680)  1,680     856      231      823   1,090       0
     Costs
                  -------------------------------------------------------------
Billed (2)

Total (3)           0       0    (754)   (954)    (705)  (1,174) (1,718) (5,304)
                  =============================================================
NOTES:


 (1) ESI's costs for the transmission and distribution warehousing operation are based on projected labor and related costs through year end 1999. Based on current inventory usage levels, these costs incurred are expected to be billed to the System Companies as indicated in (2) above.


 (3) Total cost savings attributable to manpower reductions which are expected to be achieved annually subsequent to full implementation of such reductions.